Exhibit 32.1

Certifications of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. Section 1350, Ad Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Vertical Communications, Inc. (the “Company) on Form 10-K for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William Y Tauscher, Chief Executive Office of the Company and Kenneth M. Clinebell, Chief Financial Officer of the Company, certify pursuant to 18 U.S.D. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to our best knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William Y. Tauscher
William Y. Tauscher
Chief Executive Officer
(Principal Executive Officer)

/s/ Kenneth M. Clinebell
Kenneth M. Clinebell
Chief Financial Officer
(Principal Financial Officer)

Dated: October 9, 2008